Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of hopTo, Inc. and Subsidiaries on Forms S-8 (No. 333-177069, 333-156299 and 333-145284) of our report dated April 14, 2020, with respect to our audit of the consolidated financial statements of hopTo Inc. and Subsidiaries as of December 31, 2019 and for the year then ended, appearing in the Annual Report on Form 10-K.

/s/ dbbmckennon

Newport Beach, CA

April 14, 2020